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                1996 CERTIFICATION AND INDEMNIFICATION AGREEMENT
                         REGARDING ENVIRONMENTAL MATTERS

THIS INDEMNITY AGREEMENT is entered into this 30th day of October, 1996, between Zapata Protein (USA), Inc., 3840 Highway 22, Mandeville, Louisiana 70471, (hereinafter called the "Borrower"), Zapata Protein, Inc., 1717 St. James Place, Suite 550, Houston, Texas 77056, (hereinafter called the "Guarantor") and the United States of America, acting by and through the Secretary of Commerce, National Oceanic and Atmospheric Administration, National Marine Fisheries Service, Office of Financial Services, Southeast Region, 9721 Executive
Center Drive North, St. Petersburg, Florida 33702, (hereinafter called the "Government"); and

RECITALS:

1. The Borrower is the owner of certain real property, (the "Premises"), located in the Commonwealth of Virginia, which is more particularly described in Exhibit A, attached hereto and incorporated herein by this reference, and defined below.

2. The Government has guaranteed certain obligations of the Borrower (the "Guarantees") in consideration for which the Borrower has executed and delivered to the Government certain promissory notes to the United States of America, as amended, payable to the Government (the "Notes"), which Notes are secured by, among other things, certain mortgages and/or deeds of trust, as amended, and certain mortgages and security agreements and/or deeds of trust and security agreements, respecting the Premises (the "Mortgage"). These mortgages and/or deeds of trust are more particularly described in Exhibits B and C, attached hereto and incorporated herein by this reference.

3. As a condition to providing the Guarantees, the Government requires the Borrower and Guarantor to provide certain indemnities concerning Hazardous Materials or Contamination (both as hereinafter defined) affecting the Premises.




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DEFINITIONS:

The following definitions shall apply for purposes of this Agreement:

1. "PREMISES" shall mean all real property, along with all improvements thereon, now or hereafter owned, leased or possessed by the Borrower and which is now or hereafter subject to a mortgage in favor of the Government.

2. "LOAN DOCUMENTS" shall mean this agreement and any other loan documents, instruments or agreements now or hereafter existing between the Borrower, and/or the Guarantor and the Government, including, but not limited to, Mortgages, Deeds of Trust, Mortgage and Security Agreement, Deed of Trust and Security Agreement, Financial Agreement and Approval Letter.

3. "THIS TRANSACTION" shall mean all transactions between the Government and Zapata Haynie, Inc., and/or its successors, Zapata Protein, Inc., Zapata Protein (USA), Inc., and/or any other successors.

4. "CONTAMINATION" shall mean the presence of any Hazardous Materials on, about or beneath the Premises or arising from the Premises which may require clean-up, or other costs, or which may be in violation of any of the Environmental Laws.

5. "ENVIRONMENTAL LAWS" shall mean any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including without limitation, Hazardous Materials, as now or may at any time hereafter be in effect.

6. "GOVERNMENTAL AUTHORITIES" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, but only to the extent that any such Governmental Authority shall exercise jurisdiction over the Borrower and the Guarantor or the Government, as the case may be.

7. "HAZARDOUS MATERIALS" shall mean any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction), defined or regulated as such in or under any Environmental law; or any substance or conditions that may require clean-up or other costs.


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IN CONSIDERATION OF the issuance of certain Guarantees pursuant to Title XI of the Merchant Marine Act, 1936, as amended, found at 46 USC 'SS'1271-80 and Part 253 of Title 50 of the Code of Federal Regulations, as amended on May 1, 1996, found at 50 CFR 253, known as the Fisheries Obligation Guarantee Program, Borrower hereby represents, warrants, covenants, acknowledges and agrees in favor of the Government, on a continuing basis, as follows:

BORROWER'S REPRESENTATIONS AND WARRANTIES:

The Borrower hereby represents and warrants, to the best of its knowledge, in favor of the Government, as follows:

I. Except as shown in the report, dated January 15, 1996, of the Phase 1 Environmental Assessment performed by ENPRO on the Reedville, Virginia facility:

     1. The Premises, and its existing and prior uses, comply, and have at all times complied with, and neither the Borrower or any other individual or entity is in violation of, nor has violated, in connection with the ownership, use, maintenance or operation of the Premises or the conduct of the business related thereto (including manufacturing, importing, processing, using, distribution, discharging, storing, treating and disposing of any substance) any applicable federal, state, county or local statute, law, regulation, rule, ordinance, code, license and permit of any and all governmental authorities relating to environmental matters, including, but not limited to, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act and the Toxic Substances Control Act, and any amendments or extensions of the foregoing statutes, and all other applicable environmental requirements.

     2. The Borrower and/or any other individual or entity have operated the Premises and have at all times received, handled, used, stored, treated, shipped and disposed of all hazardous materials, substances, petroleum products and waste in strict compliance with all applicable environmental, health or safety statutes, ordinances, orders, rules, regulations or requirements, and have removed in compliance with all applicable environmental requirements from and off the Premises all hazardous materials, substances, petroleum products and waste.

     3. There are no statutes, orders, rules, regulations or agreements relating to environmental matters requiring any work, repairs, feasibility studies, remedial investigations,


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     clean up costs, construction or capital expenditures, or any other response costs with respect to the Premises, nor have the Borrower or any other individual or entity received any notice of any of the same.

     4. No hazardous or toxic materials, substances, pollutants, contaminants or wastes have been released, spilled, leaked, poured, dumped, deposited, discharged or disposed of into the air, land or water at, on or from the Premises, nor have the Premises been used at any time by any person or entity as a landfill or a waste disposal site.

     5. No notices of any violation of any of the matters referred to in the preceding sections, above, relating to the Premises or its use have been received by the Borrower and the Guarantor and/or any other individual or entity, and there are no writs, injunctions, decrees, rulings, orders or judgments outstanding, no law suits, claims, proceedings, investigations, remedial investigations, feasibility studies, clean up costs or other response costs pending or threatened, relating to the ownership, use, maintenance or operations of the Premises, nor is there any basis for such law suits, claims, proceedings or investigations being instituted or filed.

II. Notwithstanding any matter shown in ENPRO's January 15, 1996, Phase 1 Environmental Assessment Report:

     1. The Borrower and/or any other individual or entity will operate the Premises and shall at all times receive, handle, use, store, treat, ship and dispose of all hazardous materials, substances, petroleum products and waste in strict compliance with all applicable environmental, health or safety statutes, ordinances, orders, rules, regulations or requirements, and will remove in compliance with all applicable environmental requirements from and off the Premises all hazardous materials, substances, petroleum products and waste.

     2. The Borrower further covenants that it will promptly notify the Government of any fact or event which affects, alters or limits the representations and warranties made in the preceding sections, above, and that it will provide the Government upon demand with information or access to information relating to the Borrower's compliance with this Agreement.

The foregoing representations and warranties shall survive the execution of this Agreement and any closing occurring under any of the Loan Documents (defined hereafter) and shall be of continuing effect.


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The Borrower and Guarantor acknowledge that they have read and understand the
Phase 1 Environmental Assessment Report dated January 15, 1996, and hereby assume responsibility and liability for all matters shown therein and further agree that the absolute indemnification of the Borrower and the Guarantor, covers all matters contained in said report and the Government shall be held harmless by the Borrower and the Guarantor from any liability arising from any matter contained in said report.

INDEMNITY:

To the maximum extent permitted by law, the Borrower and the Guarantor hereby agree to defend and indemnify the Government against and hold it harmless from any and all losses, claims, liabilities, judgments, damages (including exemplary, actual, compensatory and punitive), penalties, expenditures, costs and legal or other expenses which the Government may suffer or incur as a direct or indirect consequence of any of the following:

1. The execution or performance of this Agreement or other loan documents, instruments or agreements now or hereafter existing between the Borrower and the Guarantor and the Government (together, the "Loan Documents");

2. The exercise, enforcement, release, defense or forbearance by the Government of any of its rights, remedies, liens, interest or discretion under this Agreement or any of the other Loan Documents, against the Borrower and the Guarantor or any other person or entity, or in or to any property now or hereafter constituting collateral for or on account of any loans or obligations of the Borrower and the Guarantor;

3. The fact that any representation, warranty, acknowledgment or other statement of fact by the Borrower and the Guarantor or any of the undersigned was untrue or incomplete at any time;

4. The existence, for whatever reasons, of any contamination, including, without limitation, the presence of any hazardous or toxic waste, substance or material existing on, above, or under any of the Premises; or the fact that the Borrower and the Guarantor or any other individual or entity is or was responsible for the improper or unlawful production, handling, storage, transportation or disposition of any hazardous or toxic waste, substance or material;

5. Any investigation, feasibility studies, monitoring, clean up, removal, restoration, remedial response or remedial work undertaken on or with respect to any of the Premises at any time hereafter, voluntarily or involuntarily, by the Government;


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6.   The imposition or attachment of any statutory lien, including any arising under any environmental or land use matters.

The Government's equitable and implied rights of indemnity against the Borrower and the Guarantor shall not be limited or impaired in any way by reason of the explicit indemnities set forth in this Agreement. The Government's rights of indemnity shall not be directly or indirectly limited, prejudiced, impaired or eliminated in any way:

     i. by any finding or allegation that the Government is directly or indirectly responsible under any theory of any kind for any act or omission of the Borrower and the Guarantor or any other individual or entity; or

     ii. by any finding or allegation that the Government is or was an "owner" or "operator" of the Premises; or

     iii. by the kind, character or nature of any act or omission of the Government; except that the Borrower and the Guarantor shall not be obligated to pay any judgment which any court of competent jurisdiction may render against the Government upon an express finding that the Government personally and directly committed an intentional tort against the Plaintiff.

COVENANTS:

The Borrower shall, with respect to the Premises:

1. Comply with, and require all tenants and subtenants, if any, to comply with, all Environmental Laws and obtain, comply with, and maintain, and require that all such tenants and subtenants obtain, comply with, and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws.

2. Conduct and complete all investigations, studies, sampling and testing, all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws.

3. Defend, indemnify and hold harmless the Government, from and against any claims, demands, penalties, fines, clean-up expenses, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation or noncompliance by the Borrower or any predecessor or successor of or with any Environmental Laws applicable to the Premises, or any orders, requirements


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     or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, removal, remedial, and response costs, court costs and litigation expenses.

UNCONDITIONAL OBLIGATIONS:

The Borrower and the Guarantor hereby agree that their obligations, covenants and agreements under this Agreement shall be irrevocable, absolute and unconditional, and shall not be affected or impaired, notwithstanding, among other things, any of the following, any defense on account of which is hereby expressly waived by the Borrower and the Guarantor:

1. The waiver, compromise, settlement, termination or other release of the performance or observance by the Borrower and the Guarantor, of any or all of the agreements, covenants, terms or conditions in favor of the Government contained herein or in any of the Loan Documents;

2. The granting of one or more extensions of time renewals or other indulgence(s) to the Borrower, or by the Government heretofore, now or hereafter acquiring, releasing or in any way modifying any guaranty from any other person or persons or any security in whatever form for any or all of the Borrower's obligations to the Government, whether or not notice thereof shall have been or be given to the Borrower;

3. Any failure, omission, delay or lack on the part of the Government to enforce, assert or exercise any right, power, remedy or claim conferred on the Government herein or in any of the Loan Documents or by applicable law, or the inability of the Government to enforce any provision of this Agreement or any of the Loan Documents for any reason, or any other act or omission on the part of the Government, including without limitation any failure to obtain, perfect or realize upon any security, rights, endorsements or guaranties which the Government may now or hereafter hold or be offered with respect to any of the Borrower's obligations to the Government;

4. Any change in ownership of any corporation which has executed this agreement;

5. The voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or other similar proceeding affecting the Borrower, or any of its assets;


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6.   Any fraudulent, illegal, improper or invalid acts heretofore or hereafter undertaken by the Borrower, or because of any failure of the Government to discover any such acts or irregularities;

7. The invalidity or unenforceability of any of the Borrower's obligations to the Government;

8. The modification or amendment (whether material or otherwise) of any term or condition of any of the Loan Documents heretofore or hereafter undertaken;

The Borrower and the Guarantor acknowledge and agree that the Government shall have absolutely no responsibility to monitor the Borrower's compliance with applicable laws, including without limitation environmental laws and regulations, or to insure such compliance.

ADDITIONAL PROVISIONS:

1. RELATIONSHIP OF THE PARTIES: The Government is not (and shall not be construed as) a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of the Borrower, nor an "owner" or "operator" for the Premises, nor a "facility" (as such terms are defined by applicable state and federal statutes) and the Government does not intend to assume any such status; and the Government is not and shall not be deemed responsible for (or a participant in) any acts, omissions or decisions of the Borrower.

2. NOTICES AND REQUESTS: Any and all notices, elections, demands, or requests permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election, demand or request, and shall be delivered personally or sent by registered, certified, or Express United States mail, postage prepaid, or Federal Express or any similar service requiring a receipt, to the other party at the following address:

          Zapata Protein (USA), Inc.
          3840 Highway 22
          Mandeville, LA 70471

          U.S. Department of Commerce
          National Oceanic and Atmospheric Administration
          National Marine Fisheries
          Financial Services Branch, Southeast Region
          9721 Executive Center Drive North
          St. Petersburg, FL 33702


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3.   GOVERNING LAW: This Agreement has been delivered to the Government of State or other appropriate filing authority in all states where the Premises are located, and shall be construed in all respects in accordance with and governed by the laws of the State in which the Premises are located.

4. AMENDMENTS: No provision of this Agreement may be changed, waived, discharged or terminated orally, by telephone or by any other means except by an instrument in writing signed by the Government.

5. SEVERABILITY: Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition, un-enforceability or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

6. CONSTRUCTION: The singular form of any word used herein shall include the plural, and vice versa. The use herein of a word of any gender shall include each of the masculine, feminine, and neuter genders. The headings or titles of the several sections and paragraphs of this Agreement shall be solely for convenience of reference and shall not affect the meaning, construction or effect of the provisions hereof.

7. BINDING EFFECT: Except as herein provided, this Agreement shall be binding upon the Borrower and the Guarantor, their successors and permitted assigns, and shall inure to the benefit of the Government, and its successor and assigns. Notwithstanding the foregoing, the Borrower, without the prior written consent of the Government in each instance, may not assign, transfer or set over to another, in whole or in part, all or any part of its benefits, rights, duties and obligations hereunder, including, but not limited to, performance of and compliance with the conditions hereof. Any reference to the Borrower shall include the Borrower's successors and assigns.

8. SURVIVAL: The obligations set forth herein shall survive the payment of any other obligations of the Borrower to the Government and shall not terminate until this Agreement has been expressly canceled and terminated by the Government in writing.

9. This agreement, supplements and reaffirms the Indemnity Agreement Regarding Hazardous Materials executed by some of the parties on March 31, 1993. Where a provision in this


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     agreement conflicts with a provision of said 1993 agreement, the provisions of this agreement shall prevail.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed and delivered to the Government on the 30th day of October, 1996.



Attest:                                   BORROWER:  Zapata Protein (USA), Inc.


By:                                       By:
   --------------------------------          ----------------------------------
Title: Assistant Secretary                Title: Vice President and
                                          Controller


Date: October 30, 1996                    Date: October 30, 1996


(Seal)




Attest:                                   GUARANTOR:  Zapata Protein, Inc.


By:                                       By:
   --------------------------------          ----------------------------------
Title: Assistant Secretary                Title: Vice President and
                                          Assistant Secretary

Date: October 30, 1996                    Date: October 30, 1996


(Seal)


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